Exhibit 10.1

FORM OF
AMENDED FOUNDER LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED LOCK-UP AGREEMENT (this “Agreement”) is being executed and delivered as of [●], by Xiaosen Sponsor LLC, a Cayman Islands limited liability company (the “Holder”) in favor of and for the benefit of Youlife Group Inc., a Cayman Islands exempted company (“Pubco”), Distoken Acquisition Corporation, a Cayman Islands exempted company (together with its successors, including the Surviving Entity (as defined in the Business Combination Agreement), the “Purchaser”), Youlife International Holdings Inc., a Cayman Islands exempted company (the “Company”), and each of Pubco’s, Purchaser’s and/or the Company’s present and future Affiliates, successors and direct and indirect Subsidiaries (including the Company) (collectively with Pubco, Purchaser and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on May 17, 2024, (i) Purchaser, (ii) Holder, (iii) Pubco, (iv) Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“First Merger Sub”), (v) Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, including by the First BCA Amendment (as defined below), the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive shares of Pubco, and (b) one business day following, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into Purchaser (the “Second Merger”), with Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and with the holders of Purchaser’s securities receiving securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, on November [13], 2024, Purchaser, the Sponsor, Pubco, First Merger Sub, Second Merger Sub and the Company entered into the first amendment to the Business Combination Agreement (the “First BCA Amendment”) to, among others (i) adopt an American depository share facility, (ii) revise the scope and terms of the lock-up provisions, and (iii) clarify certain matters related to the dual-class share structure of Pubco following the Closing;

WHEREAS, Holder is the holder of Founder Shares;

WHEREAS, Holder is a party to that certain Lock-Up Agreement, dated as May 17, 2024 (the “Original Agreement”), by and among Holder, Pubco, Purchaser and the Company. Each of Holder, Pubco, Purchaser and the Company intends for this Agreement to amend and restate such Original Agreement in its entirety;

WHEREAS, Holder is also a party to that certain Insider Letter (as defined in the Business Combination Agreement), and this Agreement is intended to replace the transfer restrictions on the Founder Shares set forth in Section 6 of the Insider Letter for periods from and after the Closing; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the share consideration to be issued to Holder with respect to the Founder Shares held by Holder (all such Pubco Securities, together with any securities paid as dividends or distributions with respect to such Pubco Securities or into which such Pubco Securities are exchanged or converted (including, for the avoidance of doubt, Pubco ADSs issued by the Depository Bank in exchange for Pubco Class A Ordinary Share that are deposited with the Depository Bank in accordance with the Deposit Agreement), and irrespective of their actual date of issuance, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Second Merger Effective Time and ending on the earlier of (i) one-year after the completion of the Closing or (ii) subsequent to the Closing, with respect to 50% of the Restricted Securities, if the last reported sale price of the Pubco ADSs equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing: (A) lend, offer, pledge (except as provided herein below), hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Prohibited Transfer”); provided, that at any time subsequent to the Closing Date, the Lock-Up Period shall end on the date on which Pubco completes a liquidation, merger, capital stock exchange, reorganization, bankruptcy or other similar transaction that results in all of the outstanding Pubco Class A Ordinary Shares (including those underlying the Pubco ADSs) being converted into cash, securities or other property.

(b) The foregoing Section 1(a) shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (i) by gift, will or intestate succession, virtue of laws of descent and distribution upon the death of Holder, (ii) to any Permitted Transferee (defined below), (iii) pursuant to a qualified domestic relations order, divorce settlement, divorce decree, settlement agreement, or other court order related to the distribution of assets in connection with the dissolution of marriage or civil union, (iv) to Pubco to satisfy tax withholding obligations pursuant to Pubco’s equity incentive plans or arrangements, (v) to Pubco pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Pubco or forfeiture of the Restricted Securities, (vi) which was acquired in open market transactions after the Closing, or (vii) in connection with any legal, regulatory or other order; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to Pubco an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement.

(c) As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, domestic partner, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (iii) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder by virtue of the laws of the jurisdiction of the Holder’s organization and the Holder’s organizational documents upon the liquidation and dissolution of Holder or (v) to any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Pubco that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, a Holder may pledge its Restricted Securities to a third party during the Lock-Up Period, provided, that the party to whom the Restricted Securities are pledged acknowledges and agrees in writing that the Restricted Securities are subject to this Agreement and that such third party shall not be entitled to enforce its rights and remedies with respect to the Restricted Securities, including, without limitation, the right to vote, sell or take ownership of such Restricted Securities, until after the Lock-Up Period.

(d) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH AMENDED AND RESTATED LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations under the Business Combination Agreement.

2. Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder and Purchaser are personal to Holder and Purchaser, as applicable, and may not be transferred or delegated by Holder or Purchaser at any time. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, or to Purchaser after the Closing, to:

c/o Youlife International Holdings Inc.
Unit C431, Changjiang Software Park
180 South Changjiang Road
Baoshan District, Shanghai, China
Attn: Gou Xiaolin
Telephone No.: +86 13822262173
E-mail: gouxiaolin@youlanw.com

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
Unit 2901, 29F, Tower C, Beijing Yintai Centre
No. 2 Jianguomenwai Avenue, Chaoyang District, Beijing, China
Attn: Dan Ouyang, Esq.; K. Ronnie Li, Esq
Telephone No.: (86) 10-6529-8300
Email: douyang@wsgr.com; keli@wsgr.com

If to the Company, to:

Youlife International Holdings Inc.
Unit C431, Changjiang Software Park
180 South Changjiang Road
Baoshan District, Shanghai, China
Attn: Gou Xiaolin
Telephone No.: +86 13822262173
E-mail: gouxiaolin@youlanw.com

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation
Unit 2901, 29F, Tower C, Beijing Yintai Centre
No. 2 Jianguomenwai Avenue, Chaoyang District, Beijing, China
Attn: Dan Ouyang, Esq.; K. Ronnie Li, Esq
Telephone No.: (86) 10-6529-8300
Email: douyang@wsgr.com; keli@wsgr.com

If to Purchaser at or prior to the Closing, to:

Distoken Acquisition Corporation
Unit 1006, Block C, Jinshangjun Park
No. 2 Xiaoba Road, Panlong District
Kunming, Yunnan, China
Attn: Zhang Jian, Chief Executive Officer
Telephone No.: +86 871 63624579
E-mail: zhangjian@distoken.net

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Richard I. Anslow, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: ranslow@egsllp.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Richard I. Anslow, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
E-mail: ranslow@egsllp.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Company, the Purchaser and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco, the Company and Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. This Agreement amends and restates and supersedes the Original Agreement in its entirety, and upon the effectiveness of this Agreement, the Original Agreement shall no longer have any force or effect. The parties further acknowledge and agree that (i) this Agreement supersedes the provisions of Section 6 of the Insider Letter with respect to the Restricted Securities as it relates to periods from and after the Closing, and the provisions of Section 6 of the Insider Letter will not apply to the Restricted Securities from and after the Closing, and (ii) the Pubco Securities to be issued in exchange for the Private Units (as defined in the Insider Letter) or Working Capital Units (as defined in the Insider Letter), including the Private Shares (as defined in the Insider Letter), Private Warrants (as defined in the Insider Letter) and any other Purchaser securities underlying the Private Units or Working Capital Units, and any securities paid as dividends or distributions with respect to such Pubco Securities or into which such Pubco Securities are exchanged or converted (including, for the avoidance of doubt, Pubco ADSs issued by the Depository Bank in exchange for Pubco Class A Ordinary Share that are deposited with the Depository Bank in accordance with the Deposit Agreement), will not be Restricted Securities under this Agreement and instead will be subject to the restrictions on transfer set forth in Section 6 of the Insider Letter. Subject to the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco, the Company and Purchaser or any of the obligations of Holder under any other agreement between Holder and Pubco, the Company or Purchaser or any certificate or instrument executed by Holder in favor of Pubco, the Company or Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco, the Company or Purchaser or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Electronic Delivery. This Agreement may also be executed and delivered by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Lock-Up Agreement as of the date first written above.

Pubco:

YOULIFE GROUP INC.

By:
Name:
Title:

Company:

YOULIFE INTERNATIONAL HOLDINGS INC.

By:
Name:
Title:

{Additional Signatures on the Following Pages}

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Lock-Up Agreement as of the date first written above.

Purchaser:

DISTOKEN ACQUISITION CORPORATION

By:
Name:
Title:

{Additional Signatures on the Following Pages}

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Lock-Up Agreement as of the date first written above.

Holder:

XIAOSEN SPONSOR LLC

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No:

Telephone No:

Email: